EXHIBIT 10.9
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                       ASSIGNMENT AND CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT ("Agreement"), effective this 30th day of June, 2000 (the "Effective Date"), is made by and among Datawatch Corporation, with a business address at 900 Chelmsford Street, Tower 3, Fifth Floor, Lowell, MA 01851, its successors and its subsidiaries worldwide ("Company"); and Russell Ryan, with an address at 6 Homebush Court, Joyner, Australia 4500 (also doing business as "Edge IT") ("Consultant").

         WHEREAS, Consultant desires to provide services to Company and Company desires to obtain the services of Consultant, as set forth in the Statement of Work attached hereto as Exhibit A and incorporated herein by reference ("Statement of Work");

         WHEREAS, such services shall include, without limitation, modifications and enhancements to Company's products, Q-Flow and Quetzal SC, and the development of web-based versions of these products, in accordance with the Statement of Work;

         WHEREAS, Consultant desires to convey to Company, and Company desires to obtain from Consultant, whatever right, title or interest Consultant may have or claim to have in Q-Flow (resulting from Consultant's role in developing Q-Flow or otherwise), as well as in any other software, work product or technology developed by Consultant in connection with Consultant's performance of services for Workgroup Systems Australia Pty. Ltd., Company or any affiliated entity (such software, work product and/or technology hereinafter collectively referred to as the "Software"); and

         WHEREAS, the parties wish to establish the terms of their consulting arrangement, and to effectuate the transfer to Company of any rights Consultant may have or claim to have in Q-Flow and the Software, in the manner, and upon the terms and conditions, hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the mutual obligations specified in this Agreement, and the compensation paid to Consultant hereunder, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.       DEFINITIONS

         As used in this Agreement, the following terms in quotation marks shall have the following meanings unless otherwise indicated:

         1.1 "Deliverables" shall mean software (in both source and object code form) and other items provided by Consultant to Company pursuant to the Statement of Work.

         1.2 "Developments" shall mean all ideas, concepts, designs, know-how, inventions, techniques, developments, works of authorship, proposals, algorithms, systems, processes, research, information, methods, code, formulae, software programs, discoveries, improvements, and all related notes, drawings, reports, specifications, logic diagrams, flow charts, operating instructions, manuals, notebooks, data, memoranda and other documentation, whether or not patentable, made, conceived, created, discovered, invented or first reduced to practice by Consultant, his affiliates or subcontractors, during the term of this Agreement and pursuant to the performance of Services hereunder, including all work resulting from use of Information (as defined in Section 5.1).

         1.3 "Intellectual Property Rights" shall mean all intellectual property rights worldwide arising under statutory or common law or by contract and whether or not perfected, now existing or hereafter filed, issued or acquired, including all Patent Rights; copyrights, moral rights and all other rights associated with works of authorship; trademarks; rights relating to the protection of trade secrets and confidential information; and any right analogous to those set forth herein and any other proprietary rights relating to intangible property.

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         1.4  "Patent  Rights"  shall mean any and all:  (i)  United  States and foreign patent  applications  containing one or more claims of an  invention(s);
(ii) continuations, continuations-in-part and divisional of Patent Rights described in (i) above; and (iii) United States and foreign patents issuing on Patent Rights described in (i) and (ii) above, and reissues, reexaminations and extensions thereof.

         1.5  "Q-Flow"  shall  mean  Company's   proprietary  Workflow  software
application which automates and monitors standardized business processes within an organization.

         1.6 "Quetzal SC" shall mean Company's proprietary Help Desk Automation software which provides call-tracking, service level management, asset management, problem resolution, change management, data analysis and other capabilities to improve support center productivity.

         1.7 "Work Product" shall mean Developments, Deliverables, and all versions, releases, updates, upgrades, modifications, enhancements, improvements and derivatives of the foregoing.

         1.8 "Maintenance Services" shall mean all maintenance and support services, as well as enhancements and releases, which correct defects and malfunctions in the Work Product after its accepted release date or which are required to maintain compatibility with supported 3rd-party products. The scope of these services shall be limited to corrections to functionality existent in the Work Product at the time of release or as defined in the Statement of Work.

2.       SCOPE OF WORK:

         2.1 Company hereby retains Consultant to perform, and Consultant hereby agrees to perform for Company, certain software development work and related consulting, advisory and technical services, as described in the Statement of Work, including, without limitation, modifications and enhancements to Company's products, Q-Flow and Quetzal SC, and the development of web-based versions of these products (collectively, the "Services"), upon the terms and conditions set forth in this Agreement.

         2.2 On a bi-weekly basis, or at such other interval as the parties may agree, Consultant shall submit to Company a written status report describing Consultant's progress under the Statement of Work. Concurrently with the submission of such report, Consultant shall deliver to Company a current version of all work in process, including source code, program documentation and a compiled version of the software under development. Company shall have the right at any time to request additional information or materials regarding the Services being rendered by Consultant hereunder.

         2.3 Company shall engage Consultant to provide and Consultant shall also provide ongoing support and maintenance for the Phase 2 product (the "Maintenance Services") for a period of five (5) years from the date of first customer shipment of the Phase 2 product on a mutually agreed upon delivery schedule.

         2.4 During the term of this Agreement, Consultant will devote such time, effort and resources to the Services as may be necessary to fulfill Consultant's obligations hereunder in accordance with the Schedule set forth in the Statement of Work, and will not undertake commitments to third parties that would conflict or interfere with his ability to perform and complete such Services in a timely manner.

3.       ASSIGNMENT OF RIGHTS

         3.1 Consultant agrees to, and does hereby, irrevocably, perpetually and unconditionally grant, deliver, convey, transfer and assign to Company, its successors and assigns, any and all worldwide right, title and interest Consultant may have in Q-Flow, the Software, and Intellectual Property Rights therein, it being understood that Consultant shall retain no right, title or interest of any kind whatsoever in or to, and expressly waives any and all claims of any nature whatsoever Consultant may have with respect to, Q-Flow, the Software, or Intellectual Property Rights therein (the "Assignment").

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         3.2  Consultant  represents  and warrants that he (a) has not assigned, transferred, licensed or conveyed to any third party any right, title or interest Consultant may have in Q-Flow or the Software, or Intellectual Property Rights therein; and (b) is not aware of any injunction, judgment, decree, ruling, order, right, charge, lien or claim that would prevent full transfer and benefit of the rights conveyed herein.

         3.3 Consultant further represents and warrants that as of the Effective Date he has no right, title, interest, lien or claim of ownership of any kind whatsoever in or to any Company product or technology and expressly waives any and all claims of any nature whatsoever related thereto (such representation, warranty and waiver herein collectively referred to as "Waiver").

4.       COMPENSATION:

         4.1 In consideration of the Assignment and Waiver, Company shall issue 50,000 shares of Company's Common Stock, par value $.01 per share (the "Common Stock") to Consultant, promptly after the execution of this Agreement, which shares shall constitute full and complete compensation for such Assignment and Waiver. The issuance of the shares is subject to the provisions of Section 4.7 hereof.

         4.2 In consideration of Consultant's performance of the Phase 1 and Phase 2 Tasks, as set forth in the Statement of Work, Company shall compensate Consultant on a time and materials basis, at the rates set forth in Exhibit B; provided, however, that the amounts specified in Exhibit B shall constitute the maximum amount Company shall be required to pay Consultant for performance of the Phase 1 and Phase 2 Tasks, unless otherwise agreed by the parties in writing. At the option of Company, the compensation payable pursuant to this
Section 4.2 may be paid in cash or by the issuance of shares of Common Stock. The value of the shares of Common Stock to be so issued shall be determined as the average of the closing price of the Common Stock on the NASDAQ National Market for the five trading days immediately preceding the date on which Company becomes obligated to make such payment. The issuance of such shares is subject to the provisions of Sections 4.7 and 4.8 hereof.

         4.3 Company shall also pay to Consultant a ten percent (10%) royalty based upon Company's Net Sales of Q-Flow; provided, however, that such royalty shall only be payable with respect to sales made prior to the date of first customer shipment of the Phase 2 product, upon which date such royalty obligation shall automatically terminate.

         4.4 In consideration of Consultant's performance of the Maintenance Services as set forth in Section 2.3, Company shall pay Consultant a royalty of three percent (3%) based upon Company's Net Sales of the Phase 2 product.

         4.5 "Net Sales" shall mean payments collected by Company from its customers on account of sales of licenses for the Phase 1 or Phase 2 product, as the case may be ("License Payments"), less any sales, use, excise, value-added or similar taxes, shipping charges, import duties, customs fees, discounts, allowances, and returns actually made or allowed as supported by credit memoranda issued to customers. The royalties owed Consultant hereunder shall be calculated on a quarterly calendar basis and shall be payable no later than thirty (30) days following the close of Company's fiscal quarter during which such License Payments are received. Concurrently with the payment of royalties, Consultant shall be provided with a summary statement of the transactions on which the royalties are based.

         4.6 Consultant shall not be entitled to receive any other compensation or any benefits from Company. Except as otherwise required by law, Company shall not withhold any sums from payments made to Consultant for Social Security or other federal, state or local tax liabilities or contributions, and all such withholdings, liabilities, and contributions shall be solely Consultant's responsibility.

         4.7 In connection with the issuance of shares of Common Stock to Consultant pursuant to Section 4.1 and, if any, Section 4.2, Consultant hereby represents and warrants to, and agrees with, Company as follows:

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         (a) The Consultant has sufficient knowledge and experience in investing in companies similar to Company so as to be able to evaluate the risks and merits of the Consultant's receipt of shares of Common Stock of Company and the Consultant is able financially to bear the risks thereof.

         (b) The Consultant has had an opportunity to discuss Company's business, management and financial affairs with the Company's management.

         (c) The shares of Common Stock being acquired by the Consultant are being acquired for the Consultant's own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof.

         (d) The Consultant understands that (i) the shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities act, (ii) the shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and (iii) the shares will bear a legend to such effect. With respect to the shares of Common Stock issued pursuant to Section 4.1 hereof, Consultant hereby further agrees that he will not sell, transfer, pledge or otherwise dispose of the shares (except in connection with an acquisition of Company) for a period of one year from the date of issuance of the shares.

         4.8 Company agrees that promptly after a request from Consultant after the issuance of shares, if any, pursuant to Section 4.2 hereof, Company will prepare and file with the Securities and Exchange Commission a registration statement on Form S-3 to register such shares, and the Company will use commercially reasonable efforts to have such registration statement declared effective and to maintain the effectiveness of such registration statement for a period of at least six months.

5.       NONDISCLOSURE AND TRADE SECRETS:

         5.1 During the term of this Agreement and in the course of Consultant's performance hereunder, Consultant may receive and otherwise be exposed to Company confidential and proprietary information relating to Company's business practices, strategies, and technologies (the "Information"). The Information includes, but is not limited to, Company's marketing and customer support strategies, Company's financial information including sales, costs, profits, and pricing methods, Company's internal organization, employee lists and customer lists, and Company's technology including designs, inventions, know-how, techniques, developments, works of authorship, algorithms, systems, processes, methods, code, formulae, software programs, discoveries, research and development efforts, manufacturing processes, hardware/software design and maintenance tools, hardware/software product know-how and show-how, and all related notes, drawings, reports, specifications, logic diagrams, flow charts, operating instructions, manuals, notebooks, data, memoranda and other documentation, and all derivatives, improvements, and enhancements to any of the above which were created or developed by Consultant under this Agreement.

         5.2 Consultant acknowledges that the Information is the sole, exclusive and extremely valuable property of Company. Accordingly, Consultant agrees to segregate all Information from information of other companies and agrees not to reproduce any of the Information without Company's prior written consent, not to use the Information except in the performance of this Agreement, and not to divulge all or any part of the Information in any form to any third party, either during or after the term of this Agreement. Upon termination of this Agreement for any reason including expiration of term, Consultant agrees to cease using and to return to Company all whole and partial copies and derivatives of Company's Information, whether in Consultant's possession or under Consultant's direct or indirect control, including any computer access nodes and/or codes.

         5.3 Consultant shall not disclose or otherwise make available to Company in any manner any confidential and proprietary information received by Consultant from third parties. Consultant has not entered into, and agrees to not enter into, any agreement, either written or oral, in conflict herewith.

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6.       OWNERSHIP OF WORK PRODUCT:

         6.1 Consultant has specifically described and identified in Exhibit C to this Agreement any and all technology which Consultant intends to use in performing under this Agreement ("Background Technology"). Consultant represents and warrants that all of the Background Technology is either owned solely by Consultant or licensed to Consultant with a right to sublicense.

         6.2 Consultant hereby acknowledges and agrees that Company shall own, solely and exclusively, all right, title and interest, including all Intellectual Property Rights, in and to the Work Product. In furtherance of the foregoing, Consultant hereby irrevocably and unconditionally transfers and assigns to Company all right, title and interest Consultant may have or acquire in or to any Work Product, and agrees to execute and deliver such documents, certificates, assignments and other writings, and take such other actions, as may be necessary or desirable to vest in Company the ownership rights granted to Company hereunder.

         6.3 Consultant further agrees that any and all works of authorship created, authored or developed by Consultant for Company pursuant to this Agreement shall be deemed to be "works made for hire" within the meaning of the United States Copyright Law and, as such, all rights therein including copyright shall belong solely and exclusively to Company from the time of their creation. To the extent any such work of authorship may not be deemed to be a work made for hire, Consultant agrees to, and does hereby, irrevocably and unconditionally transfer and assign to Company all right, title and interest including copyright in and to such work.

         6.4 Consultant shall ensure that all personnel, including employees, agents, consultants and subcontractors of Consultant, who contribute to or participate in the creation of any Development or Deliverables are parties to a "work-for-hire" agreement with Consultant in accordance with applicable federal and state law, and have executed appropriate instruments of assignment in favor of Consultant as assignee that have conveyed to Consultant full, effective and exclusive ownership of all tangible and intangible property thereby arising.

         6.5 Consultant agrees to grant and hereby grants to Company, under any and all Intellectual Property Rights in Background Technology, a non-exclusive, irrevocable, royalty free, and worldwide license to use the Background Technology, including, without limitation, the right to make, have made, sell, offer for sale, rent, lease, import, copy, create derivative works, display, perform and distribute the Background Technology (including the right to sublicense, assign or otherwise transfer all of the foregoing rights).

7.       FURTHER ASSURANCES

         7.1 Consultant shall, during the term of this Agreement and at any time thereafter, at the request and cost of Company, promptly sign, execute, make and do all such deeds, documents, acts and things as Company may reasonably require:

              (a) to give effect to or evidence the Assignment set forth herein,
      and  to  protect,  prosecute,   enforce,  maintain  and  defend  Company's
      ownership rights in Q-Flow;

              (b) to apply for, obtain, register and vest in the name of Company alone (unless Company otherwise directs) patents, copyrights, mask works, trademarks or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

              (c) to defend any judicial, opposition or other proceedings in respect of such applications and any judicial, opposition or other proceedings or petitions or applications for revocation of such patent, copyright, mask work, trademark or other analogous protection.

         7.2 In the event that Consultant fails to take any action reasonably requested by Company pursuant to this Section 7, then Company may, and Consultant hereby irrevocably designates and appoints

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Company and its duly authorized  officers and agents as  Consultant's  agent and attorney in fact to, act for and in Consultant's behalf and stead, to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patent, copyright, mask work and trademark registrations thereon with the same legal force and effect as if executed and filed by Consultant.

8.       INDEMNIFICATION/RELEASE:

         8.1 Consultant agrees to take all necessary precautions to prevent injury to any persons (including employees of Company) or damage to property (including Company's property) during the term of this Agreement and shall indemnify and hold Company and its officers, agents, directors and employees harmless against all claims, losses, expenses (including reasonable attorney's fees) and injuries to person or property (including death) resulting in any way, from any act, omission or negligence on the part of Consultant in the performance or failure to fulfill any Services under this Agreement.

         8.2 Consultant warrants that he has or will have good and marketable title to all Work Product assigned by Consultant to Company pursuant to the provisions of this Agreement. Consultant further warrants that the Work Product and Background Technology shall be free and clear of all liens, claims, encumbrances or demands of third parties, including any claims by any such third parties of any right, title or interest in or to the Work Product or Background Technology arising out of any trade secret, copyright, trademark, patent, or other intellectual property right. Consultant shall indemnify, defend and hold harmless Company and its customers from any and all liability, loss, cost, damage, judgment or expense (including reasonable attorney's fees) resulting from or arising in any way out of any such claims by any third parties, and/or which are based upon, or are the result of any breach of the warranties contained in this Section 5. In the event of such a breach or claim, Consultant shall, at no additional cost to Company, at the Company's option, either (a) replace or modify the Work Product or Background Technology, as the case may be, with functionally equivalent and conforming Work Product or Background Technology or (b) obtain for Company the right to continue using the Work Product or Background Technology, and in all other respects use his best efforts to remedy the breach. Notwithstanding anything else in this Section 8 to the contrary, Consultant shall have no liability under this Section 5 for any Deliverable created in accordance with detailed and specific design instructions furnished to Consultant by Company.

         8.3 Should Company permit Consultant to use any of Company's equipment, tools or facilities during the term of this Agreement, such permission shall be gratuitous and Consultant shall indemnify and hold harmless Company and its officers, directors, agents and employees, from and against any claim, loss, expense or judgment for injury to person or property (including death) arising out of the use of any such equipment, tools or facilities, whether or not such claim is based upon its condition or on the alleged negligence of Company in permitting its use.

9.       NON-COMPETITION

         9.1 Consultant hereby agrees that he will not, during the term of this Agreement, and for a period of two years following termination hereof, (a) directly or indirectly engage in any Competitive Business (as defined below), whether such engagement shall be as an employer, officer, director, owner, employee, partner or in any other capacity, (b) assist others in engaging in any Competitive Business or (c) develop, enhance, produce, market, promote or support, or render consulting or other services to a third party with respect to, a Similar Application (as defined below). As used in this Section 9, "Competitive Business" shall mean a business providing products or services similar to, or competitive with, those provided by Company during the term of this Agreement, and "Similar Application" shall mean a software program having substantially similar functionality to Q-Flow or Quetzal SC.

10.      TERM AND TERMINATION:

         10.1 The term of this Agreement shall begin on the Effective Date and shall continue through September 30, 2001 (the "Initial Term"), unless earlier terminated in accordance with the terms hereof; provided, however, that this Agreement shall remain in effect with respect to any Statement of Work entered into hereunder until such Statement of Work is itself terminated or performance thereunder is completed.

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         10.2  Either   Company  or  Consultant  may  terminate  this  Agreement
immediately in the event of a material breach of the Agreement which is not cured within fifteen (15) days of written notice to the other of such breach.

         10.3 Company may terminate this Agreement for convenience with ten (10) days' prior written notice. In the event of termination by Company for convenience, unless otherwise advised by Company, Consultant shall cease work immediately after receiving notice from Company but shall upon request perform such work as may be requested to transfer work in process to Company or to a party designated by Company.

11.      COMPLIANCE WITH APPLICABLE LAWS:

         11.1 Consultant warrants that any materials supplied and work performed under this Agreement comply with or will comply with all applicable United States and foreign laws and regulations.

         11.2 Notwithstanding any other provisions of this Agreement, Consultant agrees not to export, directly or indirectly, any information, data, or other materials to any countries outside the United States except in compliance with all United States or local laws or regulations. Nothing in this section releases Consultant from any obligation stated elsewhere in this Agreement not to disclose such materials.

12.      INDEPENDENT CONTRACTOR:

         12.1 Consultant is an independent contractor, is not an agent, or employee of Company and is not authorized to act on behalf of Company. While Company is entitled to provide Consultant with general guidance to assist
Consultant in completing the scope of work to Company's satisfaction, nevertheless Consultant is ultimately responsible for directing and controlling the performance of the task comprising the scope of work, in accordance with the terms and conditions of this Agreement.

13.      PRIOR CONSULTING AGREEMENT:

         13.1 This Agreement expressly replaces and supersedes the Consulting Agreement between WorkGroup Systems Australia dated 10 February 1997 as amended. Upon execution hereof by the parties hereto, the Consulting Agreement between WorkGroup Systems Australia dated 10 February 1997 with amendments will terminate and be of no further force or effect.

14.      GENERAL:

         14.1 This Agreement may not be changed unless mutually agreed upon in writing by both parties.

         14.2 This Agreement does not create an obligation on Company to continue to retain Consultant beyond its term.

         14.3 Consultant hereby agrees that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

         14.4 Company shall have the right to assign this Agreement or any rights and obligations hereunder to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns. Contractor may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company.

         14.5 Sections 3 through 7 and 9 shall survive the termination of this Agreement for any reason, including expiration of term.

         14.6 This Agreement and all aspects of the relationship between the parties hereto shall be construed and enforced in accordance with and governed by the internal laws of the Commonwealth of Massachusetts without regard to its conflict of laws provisions. Any claims or legal actions by one party against the other shall be commenced and maintained in any state or federal court located in the Commonwealth of Massachusetts, and both parties hereby submit to the jurisdiction and venue of any such court.

         14.7 All notices provided for in this Agreement shall be given in writing and shall be effective when either served by hand delivery, electronic facsimile transmission, express overnight courier service, or by registered or certified mail, return receipt requested, addressed to the parties at their respective addresses set forth below, or to such other address or addresses as either party may later specify by written notice to the other:

         If to Company:                        If to Consultant:

             Datawatch Corporation                     Russell Ryan
             900 Chelmsford Street                     6 Homebush Court
             Tower 3, Fifth Floor                      Joyner, Australia.4500
             Lowell, MA 01851                          Tel: +617 3882 3764
             Tel: 978-441-2200                              --------------
                  ------------                         Fax: +617 3882 1490
             Fax: 978-441-1114                              --------------
                  ------------


         14.8 This Agreement constitutes the complete and exclusive statement of the agreement between the parties, and supersedes all prior agreements, proposals, negotiations and communications between the parties, both oral and written, regarding the subject matter hereof.


         IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the date first above written.

DATAWATCH CORPORATION                    CONSULTANT

By: /s/ Linda Lammi                      /s/  R. B. Ryan
    ----------------------------         -------------------------------
Signature (Duly Authorized)              Signature

      Linda Lammi                            Russell Ryan
--------------------------------         -------------------------------
Authorized Agent of Corporation          Name
           (print)

Dated: 10/26/2000                        Dated: 31 Oct 2000
       ----------                               -----------

                                    Exhibit A
                                Statement of Work

--------------------------------------------------------------------------------
                                  Phase 1 Tasks
--------------------------------------------------------------------------------

Summary
To produce, at a minimum, a functionally equivalent web only based application that has the same level of functionality as the current version of Q-Browser (v1.03) and the Q-Flow Process Module (build 21). The following functionality is also to be included in Phase 1:

     o Ability to add/modify/view/delete call subjects to a call and to include call subject information, and scripting

     o        Include  a  "Universal  Field  Control  (UFC)"  object  which,  by manipulation of object properties, can be used to add/modify/view/delete data contained in any accessible database table

     o        Ability to add/modify/view/delete call reference codes

     o Ability to add/modify/view/delete call comments in a read-only, full edit access and append only mode (object property selectable)


     o       Ability to add/modify/view/delete dual SLTs for a call.

     o       Ability to add/modify/view/delete call priorities

     o Ability to add/modify/view/delete Allocation and/or Assignments including the ability for the application to set these automatically based on system defaults

     o Ability to perform the call functions of (including the modification of the function's timer):

             1.       Respond to Call (SLT1 and SLT2)
             2. Fix Call (SLT1 and SLT2), including the ability to add/ modify/view/delete call fix codes

     o Ability to add/modify/view/delete inventory (client/logon/config/ item) to a call, including the ability to perform QBE functions from within the call. The ability to auto-select inventory based on a parent/child relationship is to be preserved.

     o Ability to add/modify/view/delete the organization structure (including location and cost code) to a call

     o Ability to search for, list and browse calls based on List, List+, and by the general QBE function. When listing and browsing calls, the full use of system indicators must be used.

System security parameters should be sourced from within the Quetzal|SC database and from object property settings.

The expected milestones for Phase 1 tasks are:

     o October 30, 2000- All functionality listed above ready for beta trials
     o November 30, 2000- All functionality listed above ready for general production release.

--------------------------------------------------------------------------------
                                  Phase 2 Tasks
--------------------------------------------------------------------------------

Summary
To produce, at a minimum, a functionally equivalent web only based that has the same level of functionality as the current version of Quetzal|SC (v1.04) and the Q-Flow Module (build 21) as a thin-client web application.

This functionality is to include:

     o      Inventory Management
     o      Q-Flow Designer and Administration Modules
     o      Quetzal|SC Administration
     o      Q-Alert Functionality and Administration
     o      Q-Mail Functionality and Administration
     o      Integration with K-Commerce (Inference)
     o      Remote call notification similar in functionality to Q-IconPlus
     o Shell to Crystal Reports v8 (or above) via a web browser (including the passing of parameters)
     o      Monarch Integration
     o      Screen designer
     o      HTML Forms access
     o      Call actions
     o      Manual manipulation of SLT timers
     o      Hold / release calls
     o      Bookmark a call to the user or group of users

The following are excluded:

     o      Q-Import
     o      Data conversion utility (v4.1 to Quetzal|SC component only)
     o      Database administration utility (QSC-Utils)
     o      Q-Icon
     o      Q-View
     o      Quetzal|SC Daemon
     o Network Management System (HP Openview ITO/NNM, BMC Patrol and the proprietary Datawatch Network Management System (Internal code "Q-Net")
     o      Crystal Report Templates
     o      All Monarch Models

The current Quetzal|SC developers/contractors (HCL America) will be undertaking the conversion of existing code to use all objects being developed by Edge IT. Edge IT will co-operate fully with HCL in supplying the necessary information, skill and software to allow the conversion to occur in a timely manner.

The expected milestones for Phase 2 tasks are:

     o September 30, 2001 - All functionality listed above ready for general production release.

                                    Exhibit B


[OBJECT OMITTED]

Note: Amounts shown are in US dollars and do not reflect expenses for additional services such as testing and test plan development.

                                    Exhibit C

         The following is a complete list of all Background Technology relevant to Consultant's Services with Company:


                                    ____X____        No Background Technology

                                    _________        See Below


Background Technology owned by Consultant:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Background Technology provided by sublicense (copies of license(s) to Consultant is/are attached):
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________



                                    _________        Additional sheets attached